SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material  Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

WORLD WIDE MOTION PICTURES CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement is other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed purusant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Fom or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:


WORLD WIDE MOTION PICTURES CORPORATION

EXECUTIVE OFFICES

2120 MAIN STREET, SUITE 180

HUNTINGTON BEACH, CA 92648

Notice of Annual Meeting of Stockholders

to be held December 8, 2000

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of
World Wide Motion Pictures Corporation, a Michigan corporation
(the "Company") will be held at the law offices of Dykema
Gossett, 800 Michigan National Tower, Lansing, Michigan, on
Friday, December 8, 2000 at 5:00 in the afternoon, Eastern
Standard Time, for the following purposes:

1) To elect 6 directors for a term of three years and until their successors are duly elected and qualified. If proposal 1 (providing for the annual election of directors) is approved, the terms of 6 directors will expire at the April 2003 annual meeting of shareholders.
If proposal 1 is not approved, the terms of these 6 directors will expire at such time as their successors have been duly elected and qualify.

2) To approve an amendment to the Company's articles and bylaws and restated certificate of incorporation for the purpose of effecting a possible stock combination (reverse stock split) pursuant to which the Company's outstanding shares of Common Stock class of securities would be exchanged for new shares of Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each five outstanding shares to one newly issued share for each twenty outstanding shares.

3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

In accordance with the Company's Annual Meeting voting practices, all stockholder proxies, ballots and voting materials will be inspected and tabulated by independent inspectors of election present at the Annual Meeting.

The Board of Directors has fixed the close of business on the 22nd day of November, 2000, as the record date for the determination of stockholders entitled to vote at the Annual Meeting or any adjournments or postponements thereof, and accordingly, only stockholders of record of common stock at the close of business on such date will be entitled to vote at said meeting.

By Order of the Board of Directors,

Larry Epstein, Esq., Secretary
Huntington Beach, California


NOTE: THE ANNUAL MEETING WILL START PROMPTLY AT 5:00 P.M. IN THE AFTERNOON, EASTERN STANDARD TIME AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING. TO AVOID DISRUPTION, ADMISSION MAY BE LIMITED ONCE THE MEETING STARTS. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ANY RECORD HOLDER WHO IS PRESENT AT THE MEETING MAY VOTE IN PERSON INSTEAD OF BY PROXY, THEREBY CANCELLING ANY PREVIOUS PROXY. YOU MAY NOT APPOINT MORE THAN THREE PERSONS TO ACT AS YOUR PROXY AT THE MEETING.



WORLD WIDE MOTION PICTURES CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS DECEMBER 8, 2000

This Proxy is Solicited on Behalf of Management of
World Wide Motion Pictures Corporation and Will Be Voted


     The undersigned hereby appoints Richard D. McLellan, Esq., Benjamin Whitfield, Jr., Esq., and Marilyn Richards or any one or more of them acting in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Shareholders of World Wide Motion Pictures Corporation, a public Michigan corporation, to be held at the law offices of Dykema Gossett, 800 Michigan National Tower, Lansing, Michigan, at 5:00 P.M. Eastern Standard Time, December 8, 2000, and at any adjournment or adjournments thereof, and to vote all shares of stock of said Corporation standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at such meeting:

          1. To elect 6 directors to the Board of Directors with a term ending at the 2003 annual meeting. (see attached nominee list);

FOR ________    AGAINST ________    ABSTAIN ________

VOTE FOR all nominees listed in attached nominee list, except vote withheld from the following nominees (if any):

(INSTRUCTIONS: To withhold authority to vote for an individual nominee, print that nominee's name on the line provided below.)

_________________________________
________________________________

VOTE WITHHELD from all nominees. [   ]

2. To approve an amendment to the Company's articles and bylaws and restated certificate of incorporation for the purpose of effecting a possible stock combination (reverse stock split) pursuant to which the Company's outstanding shares of Common Stock class of securities would be exchanged for new shares of Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each ten outstanding shares to one newly issued share for each twenty outstanding shares.

FOR ________    AGAINST ________    ABSTAIN ________

         3. In their discretion on such other matters as may properly come before the Annual Meeting and any adjournments thereof, in their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     Management and the Board of Directors recommend a vote FOR approval of the attached 6 nominees to the Board of Directors.

     Management and the Board of Directors recommend a vote FOR approval of the proposed Restructuring of the common stock class of securities of the Company.

     This Proxy, when properly executed, will be voted in the manner directed herein but, where no direction is given, this Proxy will be voted FOR approval of the attached 6 nominees to the Board of Directors of the Company in item 1 and the Restructuring of the common stock class of securities of the Company in item 2.

     The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting dated November 17, 2000, and (ii) the proxy statement dated November 17, 2000.


PLEASE DATE AND SIGN HERE:


Signature (s) _______________________________________

__________________________________________________
               Note:  Please sign exactly as name appears hereon.
              Date:   _____________
Joint  owners should each sign. When
signing as  attorney,  executor,
officer,  administrator,  guar-
dian or trustee, please give full title as such. A Proxy executed by a corporation should be signed in its corporate name by an authorized officer.



PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY TO:
World Wide Motion Pictures Corporation
Executive Offices
2120 Main Street, Suite 180
Huntington Beach, CA 92648
Attn:  Larry Epstein, Esq., Secretary

Please check here if you plan to attend the meeting.  [   ]



Office Use Only

# of Common Shares


_____________________

WORLD WIDE MOTION PICTURES CORPORATION


ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 8, 2000

-----------------------------------------------

PROXY STATEMENT

-----------------------------------------------

The enclosed Proxy is solicited by the Board of Directors of World Wide Motion Pictures Corporation (the "Company"), a Michigan corporation, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and use at the Annual Meeting of Shareholders to be held at the Law Offices of Dykema Gossett, 800 Michigan National Tower, Lansing, Michigan on December 8, 2000 at 5:00 p.m. Eastern Standard Time or at any adjournment or adjournments thereof. This solicitation is being made by mail and electronic transmission. The Company may also use its officers and regular employees to solicit proxies from shareholders either in person or by telephone, telegraph or letter without additional compensation. The Company will pay the entire cost of solicitation, which represents the amounts normally expended for solicitation relating to an uncontested election of directors. Such costs include charges from brokers and other custodians, nominees and fiduciaries for distributing proxies and other proxy materials to the beneficial owners of the common stock class of securities of the Company (the "Common Stock").

The Common Stock of the Company is the only outstanding class of voting securities. Each shareholder of record at the close of business on November 22, 2000 (the "record date") is entitled to vote at the meeting. As of the close of business on the record date, the Company had 49,066,067 shares outstanding. Each share is entitled to one vote on each of the matters to come before the meeting and is not entitled to cumulative voting rights. A majority of the oustanding shares of the Common Stock of the Company will constitute a quorum for the meeting.

The execution of a Proxy will in no way effect a shareholder's right to attend the Annual Meeting and vote in person. Any proxy may be revoked at any time before it is voted by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to World Wide Motion Pictures Corporation, Executive Offices, 2120 Main Street, Suite 180, Huntington Beach, California, 92648, Attention: Secretary, or hand delivered to the Secretary or presiding officer, before the taking of the vote at the Annual Meeting.

Proxies returned to the Company and properly executed will be voted in accordance with shareholders' instructions.
Shareholders are urged to specify their choices by marking the enclosed Proxy. Any Proxy which is not revoked and which does not otherwise indicate a preference will be voted in favor of the nominees for director as set forth on the attached nominee list and voted in favor of a stock combination restructuring (reverse stock split) of the Company's common stock class of securities. The Proxies also give the Board of Directors discretionary authority to vote the shares represented thereby on any matter which was not known on the date of this Proxy Statement but may properly be presented for action at the meeting. If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed form of Proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the Proxy would be entitled to vote.

The affirmative vote of a majority of the votes duly cast by the holders of the Common Stock of the Company is required to approve the election of directors as set forth on the attached nominee list, stock combination restructuring (reverse stock split) of the Company's Common Stock and other matters to be acted upon at the Annual Meeting.

An abstention is deemed `present' but is not deemed a `vote cast.' As a result, abstentions and broker `non-votes' are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majoriy of the votes cast and, therefore, do not have the effect of votes in opposition. A broker `non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Broker `non-votes' and the shares as to which a shareholder abstains are included in determining whether a quorum is present.

In accordance with the Company's bylaws, the Annual Meeting may be adjourned or postponed, including by the Chairman, in order to permit the solicitation of additional Proxies.

BUSINESS AT THE ANNUAL MEETING

At the annual meeting, the Company's shareholders will consider and vote upon the following matters:

1. To elect 6 directors to the Board of Directors with a term ending at the 2003 annual meeting (see attached nominee list).

2. To propose an amendment to the Company's Articles of Incorporation and restated Certificate of Incorporation to effect a stock combination restructuring (reverse stock split) of the Company's common stock class of securities pursuant to which the Company's outstanding shares of the Common Stock would be exchanged for new shares of the Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each five outstanding shares to one newly issued share for each twenty outstanding shares (the "reverse split proposal")(see "Purposes of Reverse Split" below), and

3. To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed Proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth in this Proxy Statement) will be voted in favor of each of the following:

(i) The election of the 6 nominees for director nominated by the Board of Directors as described in this Proxy
Statement; and
(ii) approval of the stock combination restructuring reverse split proposal.

In the event a shareholder specifies a different choice by means of the enclosed Proxy, his or her shares will be voted in accordance with the specifications so made.


Proposal To Amend Articles of Incorporation and Restated
Certificate Of Incorporation

On September 24, 1998, the Company's Board of Directors adopted resolutions, ("(a) to amend Article 3 of the Articles of Incorporation to add Section (12) "the Board of Directors may effect a stock combination restructuring (reverse stock split) of the corporation's outstanding shares of common stock class of securities if the Board of Directors in their sole judgment believe such restructuring is in the best interest of the corporation"; and (b) file the foregoing amendment with the State of Michigan Securities Bureau to restate the company's certificate of incorporation") subject to approval by the Company's shareholders, to amend the Company's Restated Certificate of Incorporation and Articles of Incorporation (the "Amendment") to: (i) effect a stock combination restructuring (reverse stock split) of the Company's outstanding shares of the Common Stock (the "Reverse Split"), and (ii) to provide for the payment of cash in lieu of fractional shares otherwise issuable in connection therewith. The Reverse Split would not change the number of the Company's authorized shares of Common Stock or the par value of the Common Stock.

If the Reverse Split is approved, and enacted, the Company's Board of Directors will have authority, without further shareholder approval, to effect the Reverse Split pursuant to which the Company's outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one New Share for each five Old Shares to one New Share for each twenty Old Shares. The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number." The Exchange Number may, within such range, be a whole number or a whole number and fraction of a whole number. The Reverse Split would be effected simultaneously for all outstanding Common Stock of the Company and the Exchange Number would be the same for all outstanding Common Stock of the Company.

In addition, the Company's Board of Directors will have the authority to determine the exact timing of the effective date of the Reverse Split, which may be any time prior to December 31, 2001, without further shareholder approval. Such timing and Exchange Number will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company's ability to be in compliance with the listing and maintenance requirements of the Nasdaq Stock Market, Inc. ("Nasdaq") and/or other national and regional exchanges such as the American Stock Exchange, Boston Stock Exchange, Philadelphia Stock Exchange, and Pacific Stock Exchange, and other intended benefits of the Reverse Split to shareholders and the Compay. See "-Purpose of a Reverse Split," below.

The Board of Directors also reserves the right, notwithstanding shareholder approval and without further action by shareholders, to not proceed with a Reverse Split, if, at any time prior to filing the Amendment with the Securities Bureasu of the State of Michigan, the Board of Directors, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its shareholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Split and in determining the Exchange Number including, but not limited to, overall trends in the stock market, future changes and anticipated trends in the per share market price of the Company's Common Stock, business and transactional developments, and the Company's actual and projected financial performance.

The Reverse Split would not change the proportionate equity interests of the Company's shareholders, nor will the respective voting rights and other rights of shareholders be altered, except for possible immaterial changes due to the Company's purchase of fractional shares. The Common Stock of the Company which is issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934.

Purposes Of A Reverse Split

The purpose for a stock combination restructuring (reverse stock split) of the Common Stock of the Company would be to reduce the number of issued and outstanding shares presently in the hands of security holders, and thereby create a more manageable and effective financial infrastructure of the Company. The proposed stock combination restructuring (reverse stock split) of shareholders Common Stock of the Company, Item 2 on the Proxy (for example if effected at a 5:1 ratio) would result in a reduction of the issued and outstanding shares of Common Stock of the Company to 4,946,607 shares with a par value of .01 per share
 (present issued and outstanding number of shares of Common Stock of the Company are 49,466,067, with a par value of .001 per share). Total book value does not change, however the per share value changes. The per share book value will be greater than the per share book value prior to a stock combination restructuring (reverse stock split) of common stock. The Board of Directors believes that there would be no material differences concerning operations of the Company that would result from the stock combination restructuring of the Common Stock of the Company as described herein. There would be no arrears in dividends or as to defaults in principal or interest in respect to the outstanding securities which would be exchanged.

Upon effectiveness of a Reverse Split, it is the Board of Director's intention that the Common Stock of the Company be quoted on Nasdaq's National Market System (Nasdaq/NMS") and/or other national and regional exchanges such as the American Stock Exchange, Boston Stock Exchange, Philadelphia Stock Exchange, and Pacific Stock Exchange. In order for the Common Stock of the Company to be quoted on Nasdaq and/or other national and regional exchanges, the Company and its Common Stock are required to comply with various listing and maintenance standards established by the exchanges.

Furthermore, the Company believes that listing on Nasdaq/NMS and/or other national and regional exchanges such as the American Stock Exchange, Boston Stock Exchange, Philadelphia Stock Exchange, and Pacific Stock Exchange, may provide the Company with a broader market for its Common Stock and more greatly facilitate the use of the Common Stock in acquisitions and financing transactions in which the Company may engage. There can be no assurance that, even after effectuating a Reverse Split, the Company would meet and maintain the minimum bid price and otherwise meet any other of the requirements of various exchanges for continued inclusion for trading on the exchanges.

Certain Effects Of The Reverse Split

The following tables illustrate the principal effects of the Reverse Split on the Company's Common Stock:


After 1-for-5     After 1-for-10     After 1-for-15     After 1-
for-20
Reverse Stock     Reverse Stock      Reverse Stock     Reverse
Stock
Split               Split               Split               Split
Number of Shares
Common Stock:
   Authorized
100,000,000     100,000,000       100,000,000          100,000,000

   Outstanding (1)
9,576,578        4,788,289            3,591,216          2,394,144

  Available for
Future Issuance (2)
90,423,422     95,211,711          96,408,784           97,605,856


Financial Data: (3)
Stockholder's Equity:
  Common Stock
$95,766          47,883               35,912               23,941

Additional Paid-in Capital
$14,861,638      14,861,638          14,861,638          14,861,638



  Accumulated Deficit
$1,479,774       $1,479,774          1,479,774          1,479,774

Total Stockholder's Equity
$13,430,959    $ 13,430,959          13,430,959          13,430,959

<F1>
Gives effect to a Reverse Split as if it occurred on the Record
Date, subject to adjustment resulting from the repurchase of fractional shares.

<F2>
Upon effectiveness of a Reverse Split, the number of authorized shares of Common Stock that are not issued or outstanding would increase depending on the Exchange Number, as reflected in this table. Although this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Driectors or contemplating a tender offer or other transaction for the combination of the Company with another company), a Reverse Split Proposal is not being proposed in response to any effort of which the Company is aware to accumulate the Company's shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders. Other than a Reverse Split Proposal, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Certificate of Incorporation and Articles of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

<F3>
Balance sheet data gives effect to a Reverse Split as if it occurred on September 30, 2000, subject to adjustment resulting from the repurchase of fractional shares, exercise of stock options or issuance of Rule 144, Regulation D stock.

Shareholders should recognize that if a Reverse Split is effectuated they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the Amendment divided by the Exchange Number) but that the total value, minus any cash buyout for fractional shares, will be equal to the total value prior to a Reverse Split. While the Company expects that a Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that a Reverse Split will increase the market price of the Common Stock by a multiple equal to the Exchange Number or result in the permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Common Stock decline, the percentage decline may be greater than would pertain in the absence of a Reverse Split. Furthermore, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after a Reverse Split. In addition, a Reverse Split will increase the number of shareholders of the Company who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Consequently, there can be no assurance that a Reverse Split will achieve the desired results that have been outlined above.

Procedure For Effecting A Reverse Split And Exchange Number

If the Amendment is approved by the Company's shareholders, and if the Board of Directors still believes that a Reverse Split is in the best interests of the Company and its shareholders, the Company will file the Amendment with the Securities Bureau of the State of Michigan at such time as the Board of Directors has determined the appropriate Exchange Number and the appropriate effective time for such split. The Board of Directors may delay effecting a Reverse Split until December 31, 2001 without re-soliciting such shareholder approval. A Reverse Split will become effective on the date of filing the Amendment (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares; therefore, it will not be necessary to forward a certificate representing the Old Shares to the Company for replacement.

As soon as practicable after the Effective Date, shareholders will be notified that a Reverse Split has been effected and of the exact Exchange Number. Concurrently, with the calculation of the Exchange Number, the Company will apply for the reissuance of a separate and distinct CUSIP NO. from the NASD (National Association of Securities Dealers) identifiying the Exchange Number and issuable Common Stock of the Company. At the time of new CUSIP NO. issuance, the Company's transfer agent and registrar will be officially notified and supplied with a list of all of the individual, recalculated holdings of each individual shareholder. The Exchange Number sequence of events will help ensure accurate and expedient transactions when altering a certificate(s) for any reason.

Fractional Shares

No scrip or fractional certificates will be issued in connection with a Reverse Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the shareholder would otherwise be entitled multiplied by the closing price of the Common Stock on the last trading day prior to the Effective Date (or if such price is not available, the average of the last bid and ask prices of the Common Stock on such day, book value or other price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein. Checks representing fractional share cash payments will be mailed to shareholders at their address of record on the Effective Date.

Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be escheated by the Company for each such jurisdiction, unless correspondence has been received by the Company concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Federal Income Tax Consequences Of A Reverse Split

The following is a summary of certain material federal income tax consequences of a Reverse Split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. EACH SHAREHOLDER SHOULD CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF A REVERSE SPLIT. THE FOLLOWING SUMMARY IS NOT TO BE CONSTRUED AS AN OPINION BY THE COMPANY AS TO THE TAX CONSEQUENCES IF ANY FOR ANY INDIVIDUAL, GROUP, OR ENTITY.

No gain or loss should be recognized by a shareholder of the Company upon such shareholder's exchange of Old Shares pursuant to a Reverse Split (except to the extent of any cash received in lieu of a fraction of a New Share). Cash payments in lieu of a fractional New Share should be treated as if the fractional share were issued to the shareholder and then redeemed by the Company for cash. A Company shareholder receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the shareholder's basis in the fractional share (determined as provided below). Such gain or loss will be capital gain or loss if the payment of cash inlieu of the fractional share is a mere mechanical rounding off of fractions and not separately bargained for consideration, and the payment is "not essentially equivalent to a dividend" with respect to the shareholder under the federal income tax law. For this purpose, a payment is not essentially equivalent to a dividend if it results in a "meaningful reduction" in the shareholder's percentage interest in the Company, taking into account the constructive ownership rules and redemptions of fractional shares from all the shareholders. The Internal Revenue Service has ruled publicly that any reduction in the percentage interest of a small minority shareholder in a publicly-held corporation who exercises no control over corporate affairs should constitute a meaningful reduction.

The aggregate tax basis of the New Shares received in a Reverse Split (including any fraction of a New Share deemed to have been received) will be the same as the shareholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholer's holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in a Reverse Split.

SHAREHOLDER PROPOSALS

If a shareholder desires to submit a proposal for consideration at the next Annual Shareholders Meeting and would like to have that proposal submitted on the Company's proxy statement and form of proxy, such proposal must be received by the Company no later than November 20, 2000 or 120 days before mailing of the Proxy Statement for the next Annual Shareholders Meeting, whichever is later. The Company anticipates that it will hold its next Annual Shareholders Meeting in April 8, 2001.

VOTE REQUIRED AND RECOMMENDATION

Management and the Board of Directors recommend a vote FOR approval of the attached seven nominees to the Board of Directors of the Company (Item 1 on the proxy) and a vote FOR approval of the stock combination restructuring (reverse stock split) of the Common Stock class of securities of the Company (Item 2 on the proxy).

MISCELLANEOUS MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters which may properly be, or are likely to be, brought before the meeting. However, if any proper matters are brought before the meeting, the person named in the enclosed Proxy will vote them as the Board of Directors may recommend.

At the Annual Meeting of Shareholders, in addition to the matters describe above, there will be an address by the Chairman of the Board of Directors and/or President of the Company and a general discussion period during which shareholders will have an opportunity to ask questions about the business and operations of the Company. Representatives of Reed & Taylor, P.C., the Company's independent auditors, will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. Those representatives are also expected to be available to respond to appropriate questions.

All shareholders of record on November 22, 2000 are or upon request will be provided a copy of the Company's 1999 Annual Report to Shareholders (by U.S. mail or electronic forms of transmission) which contains audited financial statements of the Company for the fiscal year ended December 31, 1999 and/or a copy of the Company's Annual Report on Form 10-KSB for 1999.

The mailing address of the Company's principal corporate office is 2120 Main Street, Suite 180, Huntington Beach, California 92648, the telephone number is (714) 960-7264 and the facsimile number is (714) 374-0452. The approximate date on which this Proxy Statement and the enclosed Proxy are being mailed to shareholders is November 17, 2000.

By order of the Board of Directors

World Wide Motion Pictures Corporation
Executive Offices
2120 Main Street, Suite 180
Huntington Beach, CA 92648
/S/ Larry Epstein, Esq.

Secretary

Larry Epstein, Esq.
November 17, 2000
Secretary
-------------
REED & TAYLOR
CERTIFIED PUBLIC ACCOUNTANTS
PROFESSIONAL CORPORATION
561 E. JEFFERSON AVE.
DETROIT, MI 48226-4324
_________
ROBERT E. REED, CPA
LINDA W. TAYLOR, CPA
Telephone (313) 961-7258
Fax (313) 961-3110


INDEPENDENT AUDITOR'S REPORT

To the Shareholders and Board of Directors
World Wide Motion Pictures Corporation

We have audited the accompanying consolidated balance sheets of World Wide Motion Pictures Corporation and subsidiaries as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements and accompanying notes are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above and accompanying notes present fairly, in all material respects, the financial position of World Wide Motion Pictures Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/  REED & TAYLOR, CPAs, P.C.

Reed & Taylor, CPAs, P.C.
Detroit, Michigan
March 6, 2000


Consolidated Balance Sheets
     WORLD WIDE MOTION PICTURES CORPORATION AND SUBSIDIARIES
     CONSOLIDATED BALANCE SHEETS
     FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
     AUDITED
                          1999          1998
Assets                  -------        -------
Cash                     46,639       $  28,726
Accounts receivable     140,122          28,382
Note receivable         150,000         150,000
Work in process           - 0 -         438,606
Completed motion
pictures and Television
productions            9,458,289      8,622,731
Film properties
(screenplays and
scripts)               1,735,467      1,680,967
Equipment                 49,937         49,937
Other assets               - 0 -         54,500
Less accumulated
depreciation         (1,502,742)     (1,248,664)

  Total Assets     $10,077,712     $9,805,185

Liabilities

Accounts payable        15,941          3,246
Common stock payable         0             61
Preferred stock payable     50             80
Notes payable           16,300         16,300
Deferred credit to
production costs       150,000        150,000

Total Liabilities
and Deferred Credit     182,201       169,687

Stockholders' equity

Common Stock $.001
Par Value, 100,000,000
shares authorized,
48,381,592 and
47,629,290 shares issued  48,381       47,629
Preferred Stock $.01
Par Value, 1,100,000
shares authorized,
131,217 and 121,217
shares issued              1,312        1,212
Additional paid-in
capital               19,519,020   18,927,102
Retained earnings
deficit               (9,673,202)  (9,340,445)
Total Stockholders'
Equity                 9,895,511   $9,635,498

Total Liabilities,
Deferred Credit and
Stockholders' Equity $10,077,712   $9,805,185

<F1>
See Notes to Consolidated Financial Statements

Consolidated Statements of Income
WORLD WIDE MOTION PICTURES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1999 and 1998
AUDITED

                                        1999               1998

                                        --------         --------

Revenues                                  131,751        $ 28,772


Operating expenses and special charge:
      Administrative                      104,821          59,743
         Provision for depreciation       254,078         232,004

     Special charge -
         film inventory write-down        105,649       3,868,380


        Total operating expenses
        and special charge               464,548        4,160,127


     Net income (loss)                 $(332,797)    $(4,131,355)


Earnings available to common stockholders     None     None

Earnings per common share, assuming
full dilution                                 None     None

<F1>
See Notes to Consolidated Financial Statements

</TABLE


Consolidated Statement of Cash Flows
     WORLD WIDE MOTION PICTURES CORPORATION AND SUBSIDIARIES
     CONSOLIDATED STATEMENT OF CASH FLOWS
     FOR THE YEARS ENDED DECEMBER 31, 1999 and 1998
     AUDITED

                                           1999          1998
                                         -------        -------
Cash flows from operating activities:

Net income (loss)                       $(332,797)   $(4,131,355)


Adjustments to reconcile net income (loss) to net cash provided by or used in operating activities:

  Non-cash items:
  Depreciation                              254,078      232,004
  Special charge - film inventory
write-down                                  105,648     3,868,380
  Services purchased with common stock       62,270     - 0 -
  Write-off of stock payables                   (51)     - 0 -

  Changes in assets and liabilities:
  Increase in notes and accounts receivable (111,740)    (3,156)
  Increase (decrease) in accounts payable     12,605     (2,820)

Net cash provided by (used in)
operating activities                          (9,987)    (36,947)

Investing activities:

  Purchase of equipment                          - 0 -    (3,500)
  Increase (decrease) in work in process         - 0 -    (1,621)

Cash used in investing activities                - 0 -    (5,121)

Financing activities:

  Proceeds from issuance of stock              27,900      14,253

Net decrease in cash                           17,913    (27,815)

Cash balance - beginning of year               28,726    $ 56,541

Cash balance - end of year               $     46,639   $ 28,726

Supplemental cash flow information
  Schedule of noncash transactions

<F1>
   Stock issued for services and product       418,000
<F2>
See Notes to Consolidated Financial Statements


Consolidated Statement of Stockholders' Equity
WORLD WIDE MOTION PICTURES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
AUDITED

          Number of
          Outstanding
               Shares   Par     Additional  Retained
          Common     Preferred    Amount   Paid-in Capital Earnings       Total
Balances,
Dec. 31,
1998          47,629,290     121,217     48,841     18,927,102      (9,340,445)     9,635,498

Stock
issued

- Cash      344,000
- Services 243,000
- Film      165,000     10,000          852          591,918           592,770

Net loss,
 year ended                                          332,797          (332,797)
 Dec. 31, 1999

Balances,
 Dec. 31,
 1999       48,381,592  131,217        49,693     19,519,020        (9,673,242)     9,895,471

<F1>
See Notes to Consolidated Financial Statements


WORLD WIDE MOTION PICTURES CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(To be read in conjunction with Consolidated Financial Statements for year ended December 1999)

     NOTE 1     DESCRIPTION AND HISTORY OF THE BUSINESS

The Company was founded in July 1977 and incorporated December 9, 1980 under the laws of the state of Michigan. In March 1981, the Company acquired G.L. Productions Inc. which was a production and distribution company for short subjects, docudramas, documentaries and industrial films, many of which were made in conjunction with the U.S. Government. As a result of the transaction, the Company acquired a film and television completed product library and related film production equipment. The transaction was facilitated by the exchange of two million (2,000,000) shares of the Company's common stock class of securities for 100% of the common stock of G.L. Productions Inc. The Company has also acquired other completed motion picture and television productions and acquired marketing/distribution interest in additional motion picture and television productions. The Company's total completed product library of live action motion pictures and videotaped productions consists of 281 works of various lengths and subject matter applicable for marketing through various media in foreign and/or domestic markets.

In November 1983 the Company merged with the National Power Corporation, a publicly-held corporation. The National Power Corporation's common stock class of securities was traded on the over-the-counter market with registered broker/dealers throughout the United States making a market in its stock. The merger process resulted in a change in the Company's number of shares issued, outstanding, and authorized and a change in par value.

The Company operates and/or maintains nine wholly-owned subsidiaries, four of which are currently active, to enhance the operation of its core business and diversified enterprises. The Company has an active Board of Directors which currently consists of eighteen members of the twenty authorized, with staggered terms, all of whom are either a chairperson or a member of one or more of the four Board designated committees: executive, finance, audit, and personnel.

The Company also maintains four operating committees which are production and product development, special projects, minorities, and standards.

NOTE 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. It is the opinion of management that the accompanying statements and notes thereto present fairly the financial position of the Company and do not contain misleading information. Because the commercial potential of individual motion pictures and television programming varies dramatically, and does not bear any relationship to their production, acquisition or marketing costs, it is impossible to predict or project a trend of the Company's income or loss. However, the likelihood of the Company reporting losses in the short term is increased by the industry's general method of accounting which requires the early recognition of the entire loss (through increased amortization) in instances where a motion picture or television program produced or acquired is not expected to recover the Company's investment. On the other hand, the profit from a successful film or television production is recognized over the entire period that revenues are generated by that motion picture or television program. This method of accounting may also result in significant fluctuations in reported income or loss, particularly on a quarterly basis, depending on the Company's release of product into the marketplace and overall domestic/international marketing schedule and the performance of individual motion pictures or television programs.

The Company's revenue is derived from a variety of sources. Currently the most significant of these sources are its fees as packager and/or the managing production company of various film and television projects (including feature length motion pictures, documentaries, docudramas, and television productions), film and television marketing & distribution fees, fees from the licensing and/or rental of its completed film and television product library and related entertainment industry consultation fees.

A significant portion of the Company's assets was purchased with the issuance of shares of its common and preferred stock. Nine million four hundred fifty eight thousand and two hundred eighty nine dollars ($9,458,289) of the assets is represented by the Net Realizable Value (prior to depreciation and write-downs) of its completed film and television product library. In the absence of a consistent market for the securities issued, the value of the film and television product purchased by the Company was agreed to by the sellers and the purchaser in arms length transactions in accordance with generally accepted accounting standards and, additionally, internal evaluation and auditing procedures. The films and television productions in the Company's completed product library have uncertain future revenues that may be expected to grow or diminish along with all of the ancillary markets now and in the future that are available for marketing. In some cases, individual films or television productions may be timeless and irreplaceable; in many cases their book value is zero having been fully amortized based on revenues received several years ago and the inability to
estimate a market value or reasonable expected revenue.   Certain
of the inventory product without book value produce income and, in light of new and emerging technology, the Company expects additional revenue from these sources.

The Company's film and television completed product library consists of newly produced and historical film and videotaped product and rights thereto purchased as an investment and/or to be marketed by leasing and/or rental to a wide variety of domestic and international outlets. Many film and television libraries such as the Company's that were purchased for investment over a span of many years, have appreciated considerably in value as a direct result of new and emerging technologies, revived or newly created public appeal for a certain performer or genre, unique applications of particular production process (special digital effects) and standard and newly developed non-theatrical ancillary markets throughout the world. New technological advances such as DVD (Digital Video Disk), HDTV (High Definition Television), CD-ROM, DVD ROM, DVD Audio and Internet applications have enhanced and are greatly expanding resale and leasing potential of film or television product.

The film and television product inventory of the Company is regularly reviewed and evaluated on a film-by-film basis by the Company's management and periodicaly appraised by outside independent appraisal. Forecasting any film or television project's future revenues is a difficult and uncertain art, even for major film distributors and television syndicators. The accounting principles and industry practices in these areas leave unusual discretion with the film and/or television company executives and often result in "unusual" changes in individual periods. There is no generally accepted definitive industry consensus for valuing motion picture and television inventory, the value may be buried among films currently in release, television productions currently in broadcast, film and television productions under development or in production, distribution/syndication contracts, participation agreements, performer and production related contracts, and the ubiquitous 'other'. FASB Statement of Financial Accounting Standards No. 53, paragraph entitled "Inventory Valuation" states "16. Unamortized production and exploitation costs shall be compared with 'net realizable value' for each reporting period on a film-by-film basis;" and in the paragraph entitled "Net Realizable Value" it states, "Net Realizable Value" is the estimated selling price (rental value) in the ordinary course of business less estimated cost to complete and exploit in a manner consistent with realization of that income". The accounting profession is currently reviewing the problem of how to fairly report film inventory on financial statements. Since the FASB guidelines do not apply directly to the Company's particular situation, in an effort to conform as closely as possible to the guidelines and in accordance with management's recent receipt of commentary from the Securities and Exchange Commission, the Company has revalued its inventory of film and television product, resulting in a reduction of net realizable value of four million and ninety one thousand nine hundred and fifty dollars ($4,091,950) in the stated value of such inventory on the December 31, 1997 balance sheet. In 1998, management for a second time revalued its inventory based on management's recent receipt of commentary from the Securities and Exchange Commission, with an additional appraisal of potential resale value, encompassing worthiness of the inventory items as works of art, and potential licensing capabilities, resulting in an additional reduction of $3,868,380 in the stated value of the net realizable value of such inventory at December 31, 1998. The results of the reevaluations effectuated in 1997 and 1998 resulted in a substantial reduction in book value of approximately 51% for those items over these two years. The 1997 revaluation and resulting reduction in value combined with the 1998 revaluation and its resulting reduction and value lowered the balance sheet presentation of the asset identified as 'completed motion pictures and television products'. Also, a depreciation policy has been adopted to amortize the film and television inventory over a 10-year period. The Company has instituted a maximum 10-year depreciation schedule which will result in the amortization of 33-1/3% of the film and television product inventory to be marketed over the next three years. Although the Company has on its Board of Directors and professional staff personnel qualified to estimate the value of its film and television inventory, for internal verification purposes, it retained the services of an independent appraiser who reviewed the Company's film and television completed product library, ensuring a greater measure of objectivity as regards the carrying amount of such inventory on the Company's December 31, 1999 balance sheet.

The Company is continually negotiating with various potential lessors, both foreign and domestic, of portions of its film and television product library. The Company currently utilizes certain state-of-the-art exploitation venues such as Pay-Per-View, satellite transmission, and the Internet to expose its catalog of library product to the public. Full marketing of the Company's investment in its film and television product inventory is dependent on the acquisition of additional capital. The Company depreciates each film or television program starting with its specific marketing by the Company.

The Company presents an 'unclassified' balance sheet. Cash includes cash on deposit in checking and savings accounts with no cash equivalents at December 31, 1999 and 1998.

The Company reviews the current pronouncements of the accounting, government and industry professionals. In that regard, it continually analyzes its accounting policies to ensure that it is current in the presentation of its financial statements, particularly FASB Statement No. 53 referred to above, and No. 86, 89 and 121, and the Emerging Issues Task Force No. 96-6, regarding development costs incurred after May 26, 1996, and the possible substantial impairment of assets. The Company believes it is not materially affected by any current issues at this time.

NOTE 3       EARNINGS PER SHARE

As a result of a net loss from operations for years ended December 31, 1998 and 1999, there are no earnings per Common share for such periods. As a result of such net losses, there are no fully diluted earnings per Common share after potential conversion of all convertible Preferred shares.

NOTE 4      TAXES

The Company presents its accounting statements on an accrual basis.
 Certain state and local tax filings may differ from the federal returns to take advantage of beneficial local tax law. As of December 31, 1999, the Company and its subsidiaries have sustained a cumulative net operating loss which can be offset against future taxable income. As a result of recorded net operating losses, the Company has not recognized any state and federal income tax liability. The Company does not use or expect to utilize the accelerated depreciation option available under the U.S. Tax Code.

NOTE 5     LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Company is a party or to which any of its assets are subject. However, the Company is currently in ongoing negotiations for the reimbursement of lost material which consists of eight 1" and/or 3/4" and/or digital betacam videotape and 35mm film submaster copies of feature length motion picture and television productions, owned or controlled by the Company, which were maintained at a post production film and video facility. The Company's attorneys are preparing litigation and related processes relative to the lost material in the event the results of the negotiations are unsatisfactory. In this regard, the Company is seeking damages in the amount of three hundred ninety seven thousand five hundred dollars ($397,500) for the loss of its "stored material". Further, the co-producers with the Company's subsidiary, World Wide Films Inc., pertaining to a feature length film, commenced litigation to attempt to dissolve the co-production agreement which exists between the Co-Producer and the Subsidiary relative to the production processes of that feature length film. The Company's management and attorneys believed the lawsuit to be groundless and therefore, defended the action on that basis. The matter ultimately resulted in a favorable settlement for the Company, requiring the plaintiffs to pay all expenses of litigation.

Although no litigation is contemplated or forseeable, various legal actions, governmental investigations and proceedings and claims may be instituted or asserted in the future by the Company to protect its interest or against the Company and/or its subsidiaries including those arising out of alleged deficiencies in the Company's products; governmental or industry regulations relating to safety, financial services; employment-related matters; distributor, exhibitor, co-producer, vendor, supplier, or other contractual relationships; intellectual property rights; product warranties and environmental matters. Some of the foregoing matters involve or may involve compensatory, punitive or anti-trust or other treble damage claims in varying amounts, environmental remediation programs, sanctions or other relief which, if granted, would require varying expenditures.

Litigation is subject to many uncertainties, and the outcome of individual litigated matters is not predictable with assurance.
The Company does not reasonably expect, based on its analysis, that any adverse outcome from such matters would have a material effect on future consolidated financial statements for a particular year, although such an outcome is possible.

NOTE 6      SUMMARY OF CORPORATE SECURITIES MATTERS AND
          STOCK ISSUANCE

At December 31, 1999, all general voting power was vested in the holders of the common stock class of securities of the Company. At that date, the holders of common stock were entitled to one vote per share and in that aggregate, had 100% of the general voting power provided in the Company's Restated Certificate of Incorporation. The Restated Certificate of Incorporation provides that all shares of common stock share equally in dividends (other than dividends declared with respect to any outstanding preferred stock), except that any stock dividends are payable in shares of common stock to holders of that class of securities. Upon liquidation, all shares of common stock are entitled to share equally in the assets of the Company available for distribution to the holders of such shares. The preferred stock class of securities of the Company ranks (and any other oustanding preferred stock of the company would rank) senior to the common stock in respect of dividends and liquidation rights.

Since November 1983, the Company's shares of Common Stock have traded on the OTC (Over-the-Counter) market and is currently a Fully Reporting publicly-held corporation. The Company's NQB (National Quotations Bureau) call symbol is WWMP and its Standard & Poors Cusip no. is 981536 10 5. The Company has advised its stockholders and the public that it expects to apply for NASDAQ quotation and/or quotations on other primary and/or secondary exchanges as soon as practical. The Company's common stock is thinly traded at this printing primarily through 'inter-dealer trades'. The Company has previously been quoted on the OTC (Over-The-Counter) Electronic Bulletin Board. The Company's most recent active primary marketmaker temporarily suspended operations which caused the Company's temporary removal from quotation on the Electronic Bulletin Board. At approximately the same time as the Company' temporary removal from the Electronic Bulletin Board, the Company became subject to the Fully Reporting rules of the Securities and Exchange Commission. The Company has recently filed its Registration Statement on Form 10SB with the Securities and Exchange Commission and accordingly, files annual and interim reports required pursuant to Section 12(g) of the Exchange Act. At this writing, the Company has reached the "no further comment" stage from the Securities and Exchange Commission and expects the resumption of full trading of the Company's common stock securities to commence in the first quarter of 2000.

The following illustrates the Company's common and preferred stock authorized, issued, and outstanding at December 31, 1999.

Common Stock:
Par Value                                  $ .001
Shares Authorized                     100,000,000
Shares Issued and Outstanding          48,381,592

Preferred Stock:
Par Value (Stated Value .01)              $ 10.00
Shares Authorized                         100,000
Shares Issued And Outstanding              20,000

Par Value                                   $ .01
Shares Authorized                       1,000,000
Shares Issued And Outstanding             131,217

NOTE 7     SUMMARY OF SUBSIDIARIES

The Company operates and/or maintains 9 wholly-owned subsidiaries. Certain of these subsidiary corporations are used to produce and/or market individual motion pictures or television productions. Currently, three of the motion picture production subsidiary corporations are active. World Wide Productions, Inc., for the purpose of producing the specialty television production tentatively entitled 'Classic Car' (in production) and the feature length motion picture tentatively entitled "Along for the Ride" (in development); World Wide Entertainment, Inc., for the purpose of producing the feature length motion picture tentatively entitled "Mr. Corklesby" (in development); and World Wide Films Inc., which has recently completed the production of the feature length motion picture entitled "Shattered Illusions" (in distribution). The Company operates one diversified subsidiary which is related to the Company's core industry, World Wide Film and Television Institute, Inc. The Institute's business is the development, production, marketing, and implementation of educational symposiums, workshops, lectures and forums in areas covering the entertainment industry, specifically film and television financing, packaging, production, marketing/distribution, and the networking process that accompanies the entertainment business. Revenue is created primarily from the sale of tickets to these events. Primary symposiums are designed to be held annually and to accommodate 250 - 1000 people per event. Workshops are designed to be held in between the primary symposiums and to accommodate a maximum of 15 individuals. The symposium and workshop events are further designed to be duplicated in major cities around the country when and if appropriate.

NOTE 8     SUMMARY OF STOCK OPTIONS, EMPLOYMENT CONTRACTS,
          ASSOCIATES, POTENTIAL DILUTION,  CONTINGENT
          LIABILITY AND ACCRUED PROFESSIONAL FEES

The Company has provisions for the issuance of options to purchase shares of its Common Lettered Stock and certain of its Preferred Stock now issued has conversion provisions wherein the holder may convert his/her Preferred shares to Common Lettered Stock under certain conditions. There are one hundred and thirty one thousand two hundred seventeen (131,217) shares of Preferred Stock outstanding that is potentially convertible to shares of Common, dependent upon the market price of the Common Stock as
determined by one or more exchanges.   (See table below for
potential conversion of Preferred Stock to Common Stock.) The Company, from time to time, has entered into agreements to issue its Common Lettered Stock for certain goods and services and arrangements beneficial to the ongoing activities of the Company.
 Further, various employee contracts, non-exclusive associates agreements, and service or purchase contracts contain provisions for stock issuance. The Company expects to continue to enter into such agreements subject to all applicable securities law. The potential contingent dilution from the issuance of the above Common Stock for these purposes is nine million four hundred and ninety eight thousand three hundred forty (9,498,340) shares. At December 31, 1999, the Company had an unpaid contingent salary liability to its President and Chief Executive Officer, Paul D. Hancock. Mr. Hancock has waived this accumulated back salary of three million eighty thousand dollars ($3,080,000). However, the corporation expects to approve either the issuance of Preferred and/or Common Stock or stock options as compensation therefor. Payment of accrued and previously expensed professional fees of two hundred and sixty nine thousand one hundred ninety one dollars ($269,191) (including legal, accounting and financial advisory services) have been waived by the providers of those services, who are also stockholders, and accounted for as contributed capital.

OUTSTANDING CONVERSION RATIO FROM PREFERRED TO COMMON:
                                      Preferred Stock
                              Price per Share Conversion  Common
                                   ----------------------
          Par          No. of    Conversion  Market  Shares
Series    Value       Shares      Ratio*     Price      After
                                                        Exchange
-------   -------     ------     -------    -------     -------

A         $10.00      20,000          1x1     $10.00       20,000
B            .01         717          1x20     10.00       14,340
C            .01       1,000          1x20     3.00        20,000
D&E          .01      26,000          1x20     5.00       520,000
F&G          .01      51,000          1x2      5.00       102,000
H&I          .01      15,000          1x10     5.00       150,000
J            .01       7,500          1x20     .10         10,000
K            .01      10,000          -0-      -0-          -0-
 Totals               131,217                             976,340

<F1>
*Preferred to Common

NOTE 9     COMMON STOCK RESTRUCTURING

Pursuant to recent shareholder action (Annual Shareholder's Meeting of January 30, 1999) to approve management recommendations, on September 24, 1998, the corporation's Board of Directors adopted resolutions for the possibility of (a) 'to amend Article 3 of the Articles of Incorporation of the Company to add Section (12) stating that "the Board of Directors may effect a stock combination restructuring (reverse stock split) of the Corporation's outstanding shares of Common Stock class of securities if the Board of Directors in their sole judgment believe such restructuring is in the best interest of the Corporation' and (b) 'file the foregoing amendment with the State of Michigan Securities Bureau, the Company's state of incorporation, to restate the Company's
certificate of incorporation.'   This action, if taken by the
Company's Board of Directors, would amend the Company's Restated Certificate of Incorporation and Articles of Incorporation (the "Amendment") to: (i) effect a stock combination restructuring (reverse stock split) of the Company's outstanding shares of the Common Stock class of securities (the 'Reverse Split'), and (ii) to provide for the payment of cash in lieu of fractional shares otherwise issuable in connection therewith. In this regard, the Reverse Split, if effected, will not change the number of the Company's authorized shares of Common Stock or the par value of the Common Stock.

NOTE 10     NOTE RECEIVABLE, NOTE PAYABLE, LETTERS OF CREDIT,
           LINES OF CREDIT, PROMISSORY NOTE

The Company holds a Promissory Note for one hundred fifty thousand dollars ($150,000) from Mr. Gary T. Wittman payable to the Company in annual installments of twenty five thousand dollars ($25,000) each beginning April 30, 2000. The Note is secured by a pledge of high grade stocks comprising a portion of the Dow Jones Industrial average or similar quality securities and are valued at December 31, 1998 at two hundred and fifty thousand dollars ($250,000) or greater.

The Company has a note payable in the amount of sixteen thousand three hundred dollars ($16,300). The note holder holding the note payable has agreed to waive payment until such time that the Company has sufficient working capital to accomplish its objectives.

The Company was issued a standby irrevocable Letter of Credit from the Huntington Bank, Cleveland, Ohio (now Society Bank), in the amount of fifty thousand dollars ($50,000) to serve as a secondary standby line of credit. The terms of the Huntington Bank Letter of Credit required that, if utilized, the Company would pledge as collateral a portion of its film and television product library.
If the Letter of Credit were exercised, the resultant loan would be secured by a commensurate portion of the Company's film and television product library. The Huntington Bank terms also provided that the Company would continue to be able to sell or lease any portion of the product library as long as it retained sufficient material to secure any loans made as a result of the Letter of Credit.

The Company currently utilizes a fifty thousand dollars ($50,000) primary line of credit with the Wells Fargo Bank of California to accommodate its daily cash flow needs and occasionally uses its credit lines at other financial institutions and with its vendors and suppliers.


NOTE 11     RECLASSIFICATION OF DEFERRED CREDIT

The Promissory Note in the amount of one hundred fifty thousand dollars ($150,000) referred to above in Note 10 was received in 1997 and represents a credit to production costs to be incurred for motion pictures and/or television projects expected to be made in the near future. Upon receipt of the Promissory Note for one hundred fifty thousand dollars ($150,000) in 1997, income in like amount was recorded at that time rather than being recognized as a deferred credit to future production costs. This amount has been reclassified as a deferred credit in the 1997 financial statements herein and income previously shown for 1997 has been reduced accordingly with an offsetting increase in retained-earnings deficit at December 31, 1997.

NOTE 12     YEAR 2000 ISSUE

Many currently installed computer systems and software products may be coded to accept only two-digit entries in the date code field and now that the Year 2000 has commenced, these code fields need to accept four digit entries to distinguish years beginning with "19" from those beginning with "20." As a result, computer systems and/or software products used by many companies have been upgraded to comply with such Year 2000 requirements. Our Year 2000 Project (the "Project") was substantially complete by the end of fiscal 1999. The scope and content of the Project included: assessing the ability of computer programs and embedded computer chips to distinguish between the year 1900 and the year 2000; conducting a review of our information technology ("IT") and non-IT systems to identify those areas that could be affected by Year 2000 issues; developing a comprehensive, risk-based plan to address IT and non-IT systems and products, as well as dependencies on our business partners; completing an inventory and risk-assessment of our computer systems and related technology, and developing and carrying out the testing and remediation process. As part of the remediation process, in fiscal 1999 we successfully conducted testing of all IT and non-IT systems within our PC-based network.

The total cost for ensuring Year 2000 compliance was not material to our financial position. To date, no significant Year 2000 problems have occurred, and the Year 2000 problem will not pose significant operational issues for our operations in the future. However, we cannot accurately predict a "worst case scenario" with regard to our Year 2000 issues.We understand we may encounter difficulties interfacing or interconnecting with third party systems, whether or not those systems claim to be "compliant," and therefore have completed an inventory and risk assessment of our outside vendors and have identified those key vendors that represent a significant risk. Part of our preparation included preparing contingency plans in the event of non-compliance by those vendors. Overall, we believe Year 2000 risks with key vendors and suppliers are low because many are small manufacturers with relatively simple business systems, however, we cannot guarantee that the systems of those vendors and suppliers, or other companies on which we rely,will be Year 2000 compliant. Failure by another company to convert their systems to be Year 2000 compliant could require us to incur unanticipated expenses to remedy problems, which could have a material adverse effect on our business, operating results and financial condition. To date, none of our key vendors have had significant Year 2000 problems which have impacted our operations.